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                                                       INVESTOR CONFERENCE CALL

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[TELUS LOGO]                                                    [CLEARNET LOGO]

                             MONDAY, AUGUST 21, 2000

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                                                      FORWARD LOOKING STATEMENT

Some statements in this presentation and accompanying commentary look forward in time and deal with other than historical or current facts for TELUS and Clearnet. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations, including but not limited to, the risks associated with general business conditions in Canada and the companies' service territories in Canada; competition on wireless services (cellular), local and long distance services, data and internet services and within the Canadian telecommunications industry generally; adverse regulatory action; technological change; taxation; availability of sufficient funding; and generation of operating cashflow sufficient to provide financial viability. For additional information with respect to certain of these and other factors, see the reports filed by TELUS and Clearnet with Canadian provincial securities commissions and the United States Securities and Exchange Commission. TELUS and Clearnet disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors and security holders are advised to read the offer to exchange/prospectus, the solicitation/recommendation statement on Schedule 14D-9 and other offer documentation regarding the transaction to be filed with Canadian provincial securities commissions and the United States Securities and Exchange Commission, as they will contain important information. Security holders may obtain a free copy of the offer to exchange/prospectus (when available) and other related documents filed by TELUS and Clearnet at the SEC's Web site at www.sec.gov. When available, the offer to exchange/prospectus and the other documents may also be obtained from TELUS, Attention: TELUS Corporation Investor Relations, Floor 30-D, 10020-100 Street, Edmonton, AB T5J 0N5.


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                                                               DARREN ENTWISTLE
                                                       MEMBER OF THE TELUS TEAM

STRUCTURE OF CALL:

- TELUS strategy and deal benefits

- Clearnet perspective

- Financing and valuation

- Investment opportunity

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                                                                   INTRODUCTION
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                         LARGEST ACQUISITION IN CANADIAN
                           TELECOMMUNICATIONS HISTORY
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                                                                 TELUS STRATEGY

- 100 day plan

- 2 immediate priorities

  - National wireless footprint

  - Accelerate deployment of data & IP

- Partnering with Verizon

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                                                                  BUY VS. BUILD

- Advantages to buying:

  - NPV $1.5 billion

  - Speed to market

  - Skilled employees

  - Spectrum richness

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                                                        WHY CLEARNET? GREAT FIT

- 2 networks

  - Mike - covers 21 millionPOPs

  - PCS - covers 17 millionPOPs

- National license 30.7 million POPs

- Compatible CDMA technology

- Key relationships: Motorola & Nextel

- 2600 entrepreneurial employees

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                                                             NEW TELUS MOBILITY

Highest*:

- 400,000 new customers (up 29%)

- $1.5 billion revenue

- ARPU over $57

- Spectrum in North America
  (45-55 MHz)

Lowest*:

- Churn rate of 1.74%

*pro forma for last 12 months

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                                                                DEAL HIGHLIGHTS

- Acquire 100% Clearnet shares

  - 50/50 cash and shares

  - $70 per Clearnet share

- 1.636 TELUS NV shares per Clearnet
  share (subject to proration)

- Nextel and Motorola taking 100% and
  75% TELUS NV shares

- Plan to list on U.S. exchange

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                                                               OPPORTUNE TIMING

- Penetration at 25% inflexion
  growth point

- Eliminate auction uncertainty

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                                                                  THE SYNERGIES

Operating*      $1.6 billion
Tax             $0.5-0.8
                ------------
                $2.1+billion

                        *Revenue, Operating and Capital

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                                                                    GEORGE COPE
                                                                PRESIDENT & CEO

Clearnet Profile

- 2,600 entrepreneurial employees

- 700,000 subscribers

- Raised over $3 billion in capital

- Leader in post-paid growth

- Leader in revenue growth

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                                                                REASONS FOR DEAL

- Creates shareholder value

  - $70/share is 4.5 times IPO

- Debt holders - credit enhanced

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                                                                  LOGICAL CHOICE

- TELUS Mobility market leader in Western Canada

- Complementary CDMA technology

                           GREAT COMPANY GOING FORWARD

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                                                                    BARRY BAPTIE

                                                              EXECUTIVE VP & CFO

Financing:

- $7.7 billion in bank bridge financing

- Underwritten by TD Securities and J.P. Morgan

- Seeking investment grade debt rating

- Plan to re-finance up to $5 billion

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                                                      STRUCTURE ACHIEVES 3 GOALS

- Finance future growth in data and Internet

- Maintain investment grade rating

- Maintain TELUS dividend

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                                                         PRO FORMA BALANCE SHEET

At June 30, 2000:

- $16.3 billion company

- Net debt $7.6 billion

- Shareholders' equity $6.8 billion

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                                                         NEW TELUS 2001 GUIDANCE

(based on current street analyst view)

Revenue*          $7.4 billion

EBITDA*           $2.7 billion

Interest Rate     8%

Tax Rate          44%

Goodwill          20 years

* analyst estimates adjusted for synergies

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                                                                VALUATION ISSUES

- Focus on growth in revenues, EBITDA and cash earnings

- Clearnet premium in line with recent transactions

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                                                                   THE VALUATION


                                                     TRANSACTION VALUE TO
                              PREMIUM         SUBSCRIBERS       REVENUES
$CDN                      1-DAY  52-WK HI    FY0      FY1     FY0       FY1
CLEARNET                   53%      (4%)     7,241    5,238   11.9      8.8

DT/VOICESTREAM             56%      25%     23,647   13,561   31.4     16.3

VOICESTREAM/AERIAL         28%      28%      8,375    5,826   13.3      8.4

VOICESTREAM/OMNIPOINT      55%      29%      8,800    6,040   12.9      8.5

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                                                          VALUATION OF NEW TELUS

- Sum of the parts appropriate

- Wireline, Mobility, Data and National

- Valuation multiples to growth rates are favourable

                          ON MANY MEASURES WE REPRESENT
                                  GREAT VALUE

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                                                          INVESTMENT OPPORTUNITY

- Leading player in converging voice, data, IP and mobility world

- Speed, Vision and Focus

- Unique investment -- growth stock with strong cash flow and cash earnings

                       OUTSTANDING INVESTMENT OPPORTUNITY

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                                   QUESTIONS

                                       &

                                    ANSWERS

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                        Thank you for joining us for our
                            Investor Conference Call

For more information:

TELUS                               Clearnet
Investor Relations                  Investor Relations
1-800-667-4871                      (416) 279-3219
IR@TELUS.COM                        INVESTORRELATIONS@CLEARNET.COM

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